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                                                                    EXHIBIT 10.2


            DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS OF
                               ALLIEDSIGNAL INC.
                 (AS AMENDED EFFECTIVE AS OF NOVEMBER 1, 1993)

1. ELIGIBILITY

     Each   member  of  the  Board  of   Directors  of  AlliedSignal  Inc.  (the
'Corporation') who is not an employee of the Corporation or any of its subsidiaries is eligible to participate in the Deferred Compensation Plan for Non-Employee Directors of AlliedSignal Inc. (the 'Plan').

2. PARTICIPATION

     (a) Time of Election. Prior to the beginning of any calendar year, each eligible Director who is not then participating in the Plan may elect to participate in the Plan by directing that all or any part of the compensation (including compensation payable for services as a member or chairman of a committee of the Board) which otherwise would have been payable currently for services as a Director during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the 'Director's account') either in cash or in shares of the Corporation's Common Stock. Any person who shall become a Director during any calendar year, and who was not a Director of the Corporation prior to the beginning of such calendar year, may elect, before the Director's term begins, to defer payment of all or any part of the Director's compensation for the remainder of such calendar year and for succeeding calendar years.

     (b) Form and Duration of Election. An election to participate in the Plan shall be made by written notice executed by the Director and filed with the Secretary of the Corporation. Such election shall continue in effect until the Director terminates such election by written notice filed with the Secretary of the Corporation. Any such termination shall become effective as of the end of the calendar year in which such notice is given and only with respect to compensation payable for services as a Director thereafter. Amounts credited to the Director's account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

     (c) Adjustment of Amount Deferred. Prior to the beginning of any calendar year, a Director participating in the Plan may file another written notice with the Secretary of the Corporation electing to change the amount of compensation to be credited to the Director's account for services as a Director commencing with such calendar year. Amounts credited to the Director's account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the terms of the Plan.

     (d) Renewal. A Director who has terminated his election to participate may thereafter file another election to participate for the calendar year subsequent to the filing of such election to participate and succeeding calendar years.

3. THE DIRECTOR'S ACCOUNT

     (a) All compensation which a Director has elected to defer under the Plan shall be credited to the Director's account, either in cash or in shares of the Corporation's Common Stock (valued for quarterly retainer payments at the mean between the highest and lowest sales prices of the Common Stock reported as New York Stock Exchange - Composite Transactions for the first business day of the calendar quarter and valued for meeting fees at such mean for the day of the meeting (or, if there were no sales on such day, at such mean for the next preceding day on which there were sales)), as elected by the Director. The Director shall not have any interest in the cash or Common Stock until distributed in accordance with the Plan.

     (b) Cash amounts credited to the Director's account for services as a Director during 1993 or any prior calendar year shall accrue amounts equivalent to interest commencing on the date such amounts would otherwise have been paid, at a rate per annum for each calendar quarter fixed by the Treasurer



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of the Corporation at the commencement  of such calendar quarter based upon  the sum of (i) the average quoted rate for three-month U.S. Treasury Bills for the last full week of the preceding calendar quarter, and (ii) a rate per annum of three percent.

     (c) Cash amounts credited to the Director's account for services as a Director during 1994 or any subsequent calendar year shall accrue amounts equivalent to interest commencing on the date such amounts would otherwise have been paid, at the same rates per annum as those fixed for deferrals with respect to the relevant calendar years under the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees, as amended from time to time.

     (d) Cash amounts credited to the Director's account as a result of the conversion of shares to cash pursuant to paragraph 5(a) shall accrue amounts equivalent to interest commencing on the date of such conversion, at the higher of the two rates provided under paragraphs 3(b) and (c), regardless of the calendar year or years to which the underlying deferral of shares relates. The determination of which rate is higher shall be made quarterly and, for purposes of such determination, the rate provided under paragraph 3(c) for cash amounts deferred with respect to the then current calendar year shall be compared to the rate provided under paragraph 3(b) for the then current calendar quarter.

     (e) Amounts determined pursuant to this paragraph 3 shall be compounded at the end of each calendar quarter and credited to the Director's account. Amounts credited to the Director's account shall continue to accrue amounts equivalent to interest until distributed in accordance with the Plan.

     (f) Shares credited to the Director's account shall accrue amounts equivalent to cash or stock dividends. Such amounts shall accrue amounts equivalent to interest or dividends in the same manner as other amounts which may be credited to a Director's account.

4. DISTRIBUTION FROM ACCOUNTS

     (a) Form of Election. At the time a Director makes a participation election pursuant to paragraphs 2(a), 2(c) or 2(d), the Director shall also file with the Secretary of the Corporation a written election with respect to the distribution of the aggregate amount of cash and shares credited to the Director's account pursuant to such participation election. A Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal installments (provided the payout period does not exceed 10 years). The lump-sum payment or the first installment shall be paid on the first business day of such calendar year as the Director may elect or, absent such an election, on the first business day of the calendar year immediately following the year in which the Director ceases to be a Director of the Corporation. Subsequent installments shall be paid on the first business day of each succeeding installment period until the entire amount credited to the Director's account shall have been paid. If shares have been credited to a Director's account, a cash payment will be made with the lump-sum payment or the final installment for any fraction of a share credited to the Director's account.

     (b) Adjustment of Method of Distribution. Whether or not a Director has filed a notice pursuant to paragraph 2(c) electing to change the amount of compensation to be credited to the Director's account, a Director participating in the Plan may, prior to the beginning of any calendar year, file another written notice with the Secretary of the Corporation electing to change the method of distribution of the aggregate amount of cash and shares credited to the Director's account for services as a Director commencing with such calendar year. Amounts credited to the Director's account prior to the effective date of such change shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time such amounts were credited to the Director's account.

5. CHANGE IN CONTROL

     (a) Conversion of Shares. Notwithstanding anything to the contrary in the Plan, shares credited to a Director's account shall be converted to cash, as soon as practicable following a Change in Control but in no event later than 90 days after the Change in Control, in an amount equal to the total number of shares, and fractional interests thereof, credited to the Director's account, multiplied by the Multiplication Factor. 'Multiplication Factor' shall mean (A) in the case of an acquisition of Common Stock described in paragraph 5(d)(i), the Acquisition Price per Share, (B) in the event of the occurrence of an Offer as defined in paragraph 5(d)(ii), the Offer Price per Share, (C) in the case of an event



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described in paragraph 5(d)(iii), the Merger Price per Share, or (D) in the case of a change in the composition of the Board as described in paragraph 5(d)(iv), the highest Fair Market Value per Share of the Common Stock for any day during
(i) the ninety-day period ending on or within 89 days following the date of the Change in Control which the Nominating and Board Affairs Committee of the Board (the 'Committee'), in its sole discretion, shall select prior to the Change in Control, or (ii) if the Committee shall not have selected a ninety-day period pursuant to clause (i) of this sentence prior to the Change in Control, the ninety-day period ending on the 45th day following the date of the Change in Control. 'Acquisition Price per Share' shall mean the greater of (A) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of 30% or more of the Corporation's voting power which gives rise to the Change in Control, and (B) the highest Fair Market Value per Share of Common Stock during the ninety-day period ending on the date the Change in Control occurs. 'Offer Price per Share' shall mean the greater of (A) the highest price per share of Common Stock paid in any Offer, which Offer is in effect at any time during the ninety-day period ending on the date on which the Change in Control occurs, or (B) the highest Fair Market Value per Share of Common Stock during such ninety-day period. Any securities or property which are part or all of the consideration paid for shares of Common Stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee. 'Merger Price per Share' shall mean the greater of
(A) the fixed or formula price for the acquisition of shares of Common Stock occurring pursuant to such event described in paragraph 5(d)(iii) if such fixed or formula price is determinable on the date on which the Change in Control occurs, and (B) the highest Fair Market Value per Share of Common Stock during the ninety-day period ending on the date on which the Change in Control occurs. Any securities or property which are part or all of the consideration paid for shares of Common Stock pursuant to such event shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity which is a party with the Corporation to an event described in paragraph 5(d)(iii), or (B) the valuation placed on such securities or property by the Committee. For purposes of this paragraph (5)(a), 'Fair Market Value per Share of Common Stock' for any day shall be the mean between the highest and lowest sales prices of Common Stock as reported on the New York Stock Exchange Composite Tape for such day.

     (b) Interest Equivalents. Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control, the Plan may not be amended to reduce the formulas contained in paragraph 3 which determine the rate at which amounts equivalent to interest accrue with respect to cash amounts credited to a Director's account, including cash amounts attributable to the conversion of shares in a Director's account pursuant to paragraph 5(a), and the Plan Administrator referred to in paragraph 8(c) shall fix rates under the formulas contained in paragraph 3 in lieu of the Treasurer of the Corporation.

     (c)(i) Initial Lump-Sum Payment Election. Notwithstanding any notice filed pursuant to paragraph 4, a Director may, prior to the earlier of a Change in Control or September 30, 1990, file a written notice with the Secretary of the Corporation electing to have the aggregate amount credited to the Director's account for services performed as a Director both before and after the filing of the written notice paid in one lump-sum payment as soon as practicable following a Change in Control but in no event later than 90 days after such Change in Control. Notwithstanding any notice filed pursuant to paragraph 4, any person who becomes a Director of the Corporation after September 30, 1990, may file a written notice with the Secretary of the Corporation before the Director's term begins, electing to have the aggregate amount credited to the Director's account for services performed as a Director paid in one lump-sum payment as soon as practicable following a Change in Control but in no event later than 90 days after such Change in Control.

     (c)(ii) Subsequent Lump-Sum Payment Election. A Director who did not make an election pursuant to paragraph 5(c)(i) or who has revoked, pursuant to paragraph 5(c)(iii), an election previously made under paragraph 5(c)(i) or this paragraph 5(c)(ii) may, prior to the earlier of a Change in Control or the beginning of the calendar year in which the election is to take effect, file a written notice with the Secretary of the Corporation, electing to have the aggregate amount credited to the Director's account for services performed as a Director, for all calendar years commencing with the first calendar year beginning after the date the written notice is filed, paid in one lump-sum payment as soon as



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practicable  following a Change  in Control but  in no event  later than 90 days after such Change in Control. Amounts credited to the Director's account prior to the effective date of the written notice filed pursuant to this paragraph 5(c)(ii) shall not be affected by such written notice and shall be distributed following a Change in Control in accordance with any prior election in effect under paragraphs 5(c)(i) or 5(c)(ii).

     (c)(iii) Revocation of Lump-Sum Payment Election. A Director may, prior to the earlier of a Change in Control or the beginning of any calendar year, file a written notice with the Secretary of the Corporation revoking any election made pursuant to paragraphs 5(c)(i) or 5(c)(ii), with respect to amounts credited to the Director's account for services performed as a Director commencing with the first calendar year beginning after the written notice is filed. Amounts credited to the Director's account prior to the effective date of the written notice filed pursuant to this paragraph 5(c)(iii) shall not be affected by such written notice and shall be distributed following a Change in Control in accordance with any prior election in effect under paragraphs 5(c)(i) or 5(c)(ii).

     (d) Definition of Change in Control. For purposes of the Plan, a Change in Control is deemed to occur at the time (i) when any entity, person or group (other than the Corporation, any subsidiary or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its subsidiaries) which theretofore beneficially owned less than 30% of the Common Stock then outstanding acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding Common Stock, (ii) of the purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Corporation) for all, or any part of, the Common Stock ('Offer'), (iii) of a merger in which the Corporation will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Corporation's assets, (iv) of a substantial change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (v) of any transaction or other event which the Committee, in its discretion, determines to be a Change in Control for purposes of the Plan.

6. DISTRIBUTION ON DEATH

     If a Director should die before all amounts credited to the Director's account shall have been paid in accordance with the elections referred to in paragraphs 4 or 5, the balance in such account shall be paid on the first business day of the calendar year following the year of the Director's death to the beneficiary designated in writing by the Director and filed with the Secretary of the Corporation. Such balance shall be paid to the estate of the Director if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further designation has been made. A Director may change the designated beneficiary at any time during the Director's lifetime by filing a subsequent designation in writing with the Secretary of the Corporation.

7. PAYMENT IN THE EVENT OF HARDSHIP

     Upon receipt of a request from a Director or a Director's designated beneficiary, delivered in writing to the Secretary of the Corporation, the Committee may cause the Corporation to accelerate payment promptly of all or any part of the unpaid portion of deferred compensation, including accrued amounts, then credited to the Director's account if it finds in its sole discretion that continued deferral of such deferred compensation, including accrued amounts, would result in hardship to the Director or the person otherwise entitled to receive it. For this purpose, 'hardship' means an unanticipated financial emergency that is caused by an event beyond the control of the Director or other person entitled to receive payment and that would result in severe financial hardship to such person if acceleration of payment were not permitted.



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8. MISCELLANEOUS

     (a) The right of a Director to receive any amount credited to the Director's account shall not be transferable or assignable by the Director, except by will or by the laws of descent and distribution. To the extent that any person acquires a right to receive any amount credited to a Director's account hereunder, such right shall be no greater than that of an unsecured general creditor of the Corporation. Except as expressly provided herein, any person having an interest in any amount credited to a Director's account under the Plan shall not be entitled to payment until the date the amount is due and payable. No person shall be entitled to anticipate any payment by assignment, alienation, sale, pledge, encumbrance or transfer in any form or manner prior to actual or constructive receipt thereof.

     (b) The Corporation shall not be required to reserve or otherwise set aside funds or shares of Common Stock for the payment of its obligations hereunder. The Corporation shall make available as and when required a sufficient number of shares of Common Stock to meet the needs of the Plan. To the extent that registration of such shares under the Securities Act of 1933 shall be required prior to their resale, the Corporation undertakes to either file a registration statement relating to such shares or include such shares in another registration statement to be filed within a reasonable time.

     (c) Prior to a Change in Control, the Committee shall interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation. The determination of the Committee shall be conclusive. The Committee may obtain such advice or assistance as it deems appropriate from persons not serving on the Committee. The Senior Vice President - Human Resources or other appropriate officer of the Corporation shall, prior to any Change in Control, name as Plan Administrator any person or entity (including, without limitation, a bank or trust company). Following a Change in Control, the Plan Administrator shall interpret the Plan and make all determinations deemed necessary or desirable for the Plan's implementation. The determination of the Plan Administrator shall be conclusive. The Corporation shall provide the Plan Administrator with such records and information as are necessary for the proper administration of the Plan. The Plan Administrator shall rely on such records and other information as the Plan Administrator shall in its judgment deem necessary or appropriate in determining the eligibility of a Director and the amount payable to a Director under the Plan.

     (d) The Board of Directors may at any time amend or terminate the Plan. The Plan may also be amended by the Corporation with the approval of its Chief Executive Officer, provided that all such amendments shall be reported to the Board. No amendment or termination shall impair the rights of a Director with respect to amounts then credited to the Director's account.

     (e) Each Director participating in the Plan will receive a statement at least annually indicating the amount of cash and number of shares credited to the Director's account as of the end of the preceding calendar year.

     (f) If adjustments are made to outstanding shares of Common Stock as a result of stock dividends, split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment will also be made in the number of shares credited to the Director's account.